Ventana Announces Court of Appeal Decision

TUCSON, AZ -- 09/22/2005 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI), today announced that the Court of Appeal for the Federal Circuit has upheld a lower court's 2003 finding of infringement by Ventana's previous generation BenchMark® and Discovery® systems of certain of the claims of Cytologix' U.S. Patent Nos. 6,180,061 and 6,183,693. Other claims of the '061 patent were remanded to the District Court to consider whether a new trial should be granted.

Ventana discontinued the manufacture of the BenchMark® and Discovery® systems in 2003, but continues to service its customers and sell reagents and related products consistent with the terms of the injunction granted by the District Court in 2004. The Company has been selling the new technology BenchMark XT®, BenchMark LT® and Discovery XT® systems since 2003.

The case is expected to return to District Court for scheduling of further proceedings on the issues of patent damages and anti-trust related claims. At the present time, Cytologix' U.S. Patent Nos. 6,180,061 and 6,183,693 are under re-examination by the U.S. Patent & Trademark Office.

Ventana further announced that it expects to record a pre-tax charge of approximately $5.0 million, or $0.09 per share in the third-quarter of 2005 for potential damage liabilities associated with the Court's ruling. As a consequence, the Company's previously confirmed third-quarter and full year 2005 diluted earnings per share of $0.17 and $0.75, respectively, are now expected to be $0.08 and $0.66, respectively.

Ventana develops, manufactures and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. Ventana's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

The news release contains certain forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to statements regarding future income, and general financial performance expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward-looking statements. These risks and uncertainties include without limitations risks associated with market acceptance of new automated histology products, continued success in asset management, continued improvements in our manufacturing efficiencies, on-schedule launches of our new products, currency exchange rate variability, competition and competitive pressures on pricing and general economic conditions in the United States and in the regions served by Ventana, and those risk factors contained in our periodic reports including Form 10-K for the year ended December 31, 2004, and all other Securities and Exchange Commission (SEC) filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. We cannot guarantee any future operating results, activity, performance or achievement.

Visit the Ventana Medical Systems, Inc. website at www.ventanamed.com

The Molecular Discovery Systems Division has its own website at www.ventanadiscovery.com

Contact:
Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS, INC.
1910 Innovation Park Drive
Tucson, Arizona 85737
(520) 887-2155